Exhibit 10.3

Bankrate, Inc.

2011 EQUITY COMPENSATION PLAN

RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (this “Agreement”), dated as of [●] (the “Grant Date”), is entered into by and between Bankrate, Inc., a Delaware corporation (the “Company”), and [●], an employee of the Company (the “Grantee”).

WHEREAS, the Bankrate, Inc. 2011 Equity Compensation Plan (the “Plan”) provides for grants of Restricted Stock; and

WHEREAS, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has decided to make a grant of Restricted Shares (as defined below) to the Grantee in order to promote the best interests of the Company and its stockholders on the terms and conditions set forth in this Agreement, conditioned on the Grantee’s execution of this Agreement.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.

Restricted Stock Grant.  The Company hereby grants to the Grantee [●] restricted shares of Stock (the “Restricted Shares”), subject to the terms and conditions of this Agreement and the Plan (which is incorporated herein by reference with the same effect as if set forth herein in full) in addition to such other restrictions, if any, as may be imposed by law.

2.

Definitions.  All capitalized terms used herein shall have the same meaning as in the Plan, except as otherwise expressly provided.  For purposes of this Agreement, the term “vest” as used with respect to any Restricted Shares means the lapsing of the restrictions described herein with respect to such Restricted Shares.

3.	Vesting and Forfeiture.
(a)

Service Vesting.  Except as otherwise set forth in this Agreement, the Restricted Shares shall vest in three equal annual installments on each of the first, second, and third anniversary of the Grant Date (each, a “Vesting Date”),  in each case, subject to the Grantee’s continued employment with the Company and its Affiliates through the applicable Vesting Date.

(b)	Termination of Employment.
(i)

General.  Except as otherwise provided in Sections 3(b)(ii) and 3(b)(iii) of this Agreement, if the Grantee incurs a termination of Employment, any then outstanding and unvested Restricted Shares shall be automatically and immediately forfeited for no consideration.

(ii)

Death or Disability; Termination Other Than for Cause Prior to a Covered Transaction.  Notwithstanding Section 3(b)(i) of this Agreement, if the Grantee incurs a termination of Employment prior to the final Vesting Date that is due to the Grantee’s death or Disability,  or due to a termination by the Company other than for Cause that occurs prior to a Covered Transaction, any unvested Restricted Shares that would have vested on the next Vesting Date following the date of such termination shall vest as of such termination, and all other unvested Restricted Shares shall be forfeited as of such termination.

(iii)

Termination Other Than for Cause or Resignation for Good Reason Following a Covered Transaction.  Notwithstanding Section 3(b)(i) of this Agreement, if the Grantee incurs a termination of Employment following the closing of a Covered Transaction due to (x) a  termination by the Company other than for Cause or (y) a termination by the Grantee for Good Reason (as defined in Section 3(b)(iv)), all unvested outstanding Restricted Shares shall immediately vest.

(iv)

Definition of Good Reason.  For purposes of this Agreement, “Good Reason” shall mean: (A) if the Grantee is party to an employment, consulting or services agreement with the Company that defines “good reason,” the definition of “good reason” set forth therein, and (B) if the Grantee is not party to any such agreement, the occurrence of any of the following events: (x) a reduction in the Grantee’s base salary or  incentive compensation opportunity, (y) a material diminution in the Grantee’s title, position, or duties, or (z) a relocation of the Grantee’s principal place of employment that increases the Grantee’s one-way commute by at least 35 miles; provided,  however, that the Grantee’s termination shall not be considered to be for Good Reason unless the Grantee provides the Company with written notice of the event giving rise to the claim of Good Reason within 30 days following such event, such event is not corrected, in all material respects, by the Company within 30 days following receipt of such notice, and the Grantee terminates his or her Employment not more than 30 days following the expiration of such correction period.

(c)

Forfeiture.  Notwithstanding anything to the contrary set forth herein, if the Board determines that an act or omission by the Grantee (i) violates the Company’s Code of Business Conduct and Ethics and (ii) results in material financial harm to the Company, the Board shall require the forfeiture of all unvested Restricted Shares.   The foregoing shall be limited to the extent that it would violate applicable law or government regulation.

(d)

Conditions of Issuance.  The Grantee hereby (i) appoints the Company as the Grantee’s attorney-in-fact to take such actions as may be necessary or appropriate to effectuate a transfer of the record ownership of any Restricted Shares that are granted or forfeited hereunder, (ii) agrees to deliver to the Company, as a precondition to the issuance of any certificate or certificates with respect to any

Restricted Shares granted hereunder, one or more stock powers, endorsed in blank, with respect to such Restricted Shares, and (iii) agrees to sign such other powers and take such other actions as the Company may reasonably request to accomplish the transfer to the Company of any unvested Restricted Shares that are forfeited hereunder.

4.

Nontransferability of the Restricted Shares.  The Restricted Shares acquired by the Grantee pursuant to this Agreement shall not be sold, transferred, pledged, assigned, or otherwise encumbered or disposed of, except as provided herein and in the Plan.

5.

Issuance of Shares.  The Restricted Shares shall be evidenced by a stock certificate or by book-entry on the books and records of the Company, as the Company may determine, in the Grantee’s name.  If a Restricted Share is evidenced by a stock certificate, then during the period prior to the vesting of the Restricted Share, such certificate may be issued to the Grantee with a legend substantially in the form set forth in Section 6 of this Agreement, or alternatively may be held in escrow by the Company on behalf of the Grantee.  If unvested Restricted Shares are held in book-entry form, the Grantee agrees that the Company may give stop-transfer instructions to the depository to ensure compliance with the provisions hereof.  Upon the vesting of a Restricted Share, the Company shall promptly deliver to the Grantee a certificate evidencing such Restricted Share, free of all legends, or shall promptly cause any restrictions noted in the book entry to be removed.

6.	Legend. Any certificates representing unvested Restricted Shares shall be held by the Company, and any such certificate shall contain a legend substantially in the following form:

THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE BANKRATE, INC. 2011 EQUITY COMPENSATION PLAN AND A RESTRICTED STOCK AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND BANKRATE, INC.  COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE OFFICES OF BANKRATE, INC.

As soon as practicable following the vesting of any such Restricted Shares, the Company shall cause a certificate or certificates covering such Restricted Shares, without the aforesaid legend, to be issued and delivered to the Grantee.  If any Restricted Shares are held in book-entry form, the Company may take such steps as it deems necessary or appropriate to record and manifest the restrictions applicable to such Restricted Shares.

7.

Dividend and Voting Rights.  Except as otherwise specifically provided in this Agreement, following the Grant Date with respect to a Restricted Share, the Grantee shall have all the rights of a stockholder with respect to such Restricted Share, including, without limitation, the right to vote such Restricted Share;  provided that the Grantee shall not have the right to receive dividends or distributions in respect of the Restricted Shares.

Notwithstanding the foregoing, upon the Company’s payment of an ordinary cash dividend with respect to shares of Stock, such dividends shall not be paid immediately with respect to outstanding Restricted Shares, shall instead be subject to the same restrictions applicable to the underlying Restricted Shares (including forfeiture), and shall be paid no later than thirty days following the vesting of the underlying Restricted Shares.  In the event of the Company’s payment to stockholders of a dividend or distribution other than an ordinary cash dividend, the treatment shall be subject to Section 7(b) of the Plan.

8.

Sale of Vested Restricted Shares.  The Grantee shall be free to sell any Restricted Shares that have become vested and become free of all restrictions, subject to (a) satisfaction of any applicable tax withholding requirements with respect to the vesting or transfer of such Restricted Shares; (b) the completion of any administrative steps (for example, but without limitation, the transfer of certificates) that the Company may reasonably impose; and (c) applicable requirements of federal and state securities laws.

9.

Certain Tax Matters.  The Grantee expressly acknowledges that the award or vesting of the shares of Stock acquired hereunder, and the payment of dividends with respect to the Restricted Shares, may give rise to “wages” subject to withholding and agrees that the minimum withholding required by law shall be satisfied by the Grantee surrendering to the Company a portion of the shares of Stock that are issued or transferred to the Grantee upon the vesting of the Restricted Shares and the shares of Stock so surrendered by the Grantee shall be credited against any such withholding obligation at the Fair Market Value of such shares of Stock on the date of such surrender (and the amount equal to the Fair Market Value of such shares of Stock shall be remitted to the appropriate tax authorities).

10.

Governing Law; Captions.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to the principles of conflicts of law thereof.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

11.

Plan.  The Restricted Shares are granted pursuant to the Plan, which is incorporated herein by reference, and the Restricted Shares shall, except as otherwise expressly provided herein, be governed by the terms of the Plan.  In the event of a conflict between the provisions of this Agreement and the terms of the Plan, the terms of the Plan shall control.  The Grantee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.  The Grantee and the Company each acknowledge that this Agreement (together with the Plan) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

12.

No Employment Rights.  This Agreement shall not create any right of the Grantee to continued Employment or limit the right of the Company to terminate the Grantee’s Employment at any time and shall not create any right of the Grantee to Employment with the Company.

13.	Amendment. This Agreement may be amended only by mutual written agreement of the parties.
14.

Assignment.  This Agreement is personal to the Grantee and, without the prior written consent of the Company, shall not be assignable by the Grantee other than by will or the laws of descent and distribution.  This Agreement shall inure to the benefit of and be enforceable by the Grantee’s legal representatives.  This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

15.	Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
16.

No Waiver.  The Grantee’s or the Company’s failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

17.

Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  The parties hereto confirm that any facsimile copy of another party’s executed counterpart of this Agreement (or its signature page thereof) shall be deemed to be an executed original thereof.

[Signature Page Follows]

18.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANKRATE, INC.

By: _____________________________________
      Name:

      Title:

GRANTEE

________________________________________

[●]

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